Exhibit 99.2
Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead’s core investment strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of adjustable-rate mortgage, or ARM, securities. sOver 99% of our investments are issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. sAgency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk. sCoupon resets on mortgages underlying our ARM securities allow us to eventually recover financing spreads diminished during periods of rising short-term rates. sDuring periods of falling interest rates, reductions to interest rates on our borrowings allow us to capture larger financing spreads. sWe employ leverage prudently, allowing for sufficient reserves for price movements and principal payments. As of September 30, 2009, our leverage was 6.21x our long-term investment capital, which is significantly lower than our long-term average. We have the EXPERIENCE. s Oldest mortgage REIT (1985) sTop 4 executives with the company since 1994 (67 years of combined experience) We have STABILITY. sShort-duration portfolio conservatively leveraged and appropriately hedged (net duration gap of 4 months at September 30) sPositions with 16 lending counterparties at September 30 Our STRATEGY. sAvoid residential credit risk while minimizing, but not eliminating, interest rate risk

CAPSTEAD

3Q 2009 INVESTOR FACT SHEET

CMO
LISTED
NYSE

> 3RD QUARTER 2009 HIGHLIGHTS

- Earned $42 million or $0.56 per diluted common share
- Book value per common share increased $0.73 to $12.21 (end of quarter, or EOQ)
- Portfolio of agency-guaranteed residential ARM securities increased $315 million to $7.92 billion (EOQ)
- Raised $71 million in new common equity capital
- Portfolio leverage reduced to 6.21 times long-term investment capital (EOQ)
- Total financing spreads decreased 6 basis points to an average of 2.25%

> QUARTERLY RESULTS

(In thousands, except per share amounts)	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Interest income:					
Mortgage securities and similar investments	$ 74,695	$ 81,062	$ 87,884	$ 95,397	$ 99,205
Overnight investments and swap receivables	69	133	217	272	346
	74,764	81,195	88,101	95,669	99,551
Interest expense:					
Repurchase arrangements and similar borrowings	(26,802)	(31,626)	(39,957)	(65,349)	(60,032)
Unsecured borrowings	(2,186)	(2,187)	(2,187)	(2,187)	(2,186)
	(28,988)	(33,813)	(42,144)	(67,536)	(62,218)
Net interest margins	45,776	47,382	45,957	28,133	37,333
Net income	42,085	42,507	42,076	24,302	34,746
Income available to common stockholders	37,027	37,446	37,015	19,240	29,684
Diluted earnings per share	0.56	0.58	0.57	0.32	0.52
Common dividends per share	0.56	0.58	0.56	0.36	0.55
Common equity raises	71,361	5,760	2,677	46,992	25,237
Common shares outstanding (EOQ)	69,098	63,874	63,395	63,135	58,226

> TOP COMMON STOCKHOLDERS*

Holder	% O/S
Wells Capital Management Inc.	8.54
Barclays Global Investors, N.A.	5.94
Thompson, Siegel & Walmsley LLC	3.71
Vanguard Group, Inc.	3.17
Wellington Management Company, LLP	2.93
Robeco Investment Management, Inc.	2.76
Highland Capital Management, L.P.	2.55
State Street Global Advisors	2.38
Loomis, Sayles & Company, L.P.	1.96
GW Capital, Inc.	1.80

*% based on available data and shares outstanding as of October 28, 2009

> ANALYSTS

Firm	Rating*
BGB Securities, Inc.	Buy
Deutsche Bank	Buy
FBR Capital Markets	Outperform
Fox-Pitt Kelton	Outperform
JMP Securities LLC	Outperform
Keefe, Bruyette & Woods	Market Perform
RBC Capital Markets	Outperform
Sterne Agee	Neutral
Stifel Nicolaus	Buy

*As of October 28, 2009

Capstead Mortgage Corporation > 8401 North Central Expressway, Suite 800, Dallas, TX 75225
PH 800.358.2323 / E invrel@capstead.com / www.capstead.com

TOTAL FINANCING SPREAD
(basis points)


193
164
117
216
231
225
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09

> COMMON STOCK INFORMATION

NYSE Ticker:
CMO

Price as of 10/28/09:
$12.78

52-wk. High/Low:
$15.75/$7.66

3Q Dividend:
$0.56

Dividend Yield:
(based on annualized 3Q dividend)
17.5%

3Q Avg. Daily Vol.:
796K shares

> SERIES A/SERIES B PREFERRED STOCK INFO

NYSE Ticker:
CMOPRA/CMOPRB

Price as of 10/28/09:
$21.62/$13.20

Call Price:
$16.40/$12.50

Liquidation Value:
$16.40/$11.38

Conversion Ratio:
1.5800/0.6093

Annual Dividend:
$1.60/$1.26